UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RHYTHMONE PLC

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Montgomery Street Suite 1600 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.   ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.   ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-222282

Securities to be registered pursuant to Section 12(g) of the Act:

Ordinary shares

Item 1. Description of Registrant’s Securities to be Registered.

A description of the ordinary shares of RhythmOne plc (“RhythmOne”) to be registered hereunder, including their tax consequences, is incorporated by reference to the sections entitled “Description of RhythmOne Shares and Articles of Association”, “Comparison of Shareholders’ Rights” and “Material U.S. Federal Income Tax Considerations” as set forth in RhythmOne’s Registration Statement on Form F-4 (File No. 333-222282), as originally filed with the Securities and Exchange Commission (the “Commission”) on December 22, 2017, as amended from time to time (the “Registration Statement”) and in the prospectus forming a part of the Registration Statement subsequently filed with the Commission on February 1, 2018 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus”).

Item 2. Exhibits.

Exhibit No.	Description
3.1	RhythmOne’s Articles of Association (incorporated by reference to Exhibit 3.1 to the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RHYTHMONE PLC

Date: February 15, 2018	By:	/s/ Ted Hastings
Name: Ted Hastings Title: Chief Executive Officer